UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

SEQUENOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29101	77-0365889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 John Hopkins Court, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 2.01 is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 30, 2014, Sequenom, Inc. (the “Company”) entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with BioSciences Acquisition Company (“BioSciences”), pursuant to which BioSciences purchased substantially all of the assets used in the Company’s bioscience business segment, which develops, manufactures, markets, sells and services mass spectrometry analytical instruments and related instruments, software, reagents and consumables for use in the field of mass spectrometry (the “Business”). Pursuant to the Purchase Agreement, BioSciences acquired the right, title and interest in and to specified intellectual property, equity interests of certain of the Company’s foreign subsidiaries, inventory, accounts receivable, manufacturing and other equipment, customer contracts and other related assets used in the Business (collectively, the “Transferred Assets”), and BioSciences assumed the Company’s existing Business contracts, including the lease for its facility, and trade and other payables. BioSciences also has offered employment to all employees of the Business and assumed responsibility for any employee retention and severance obligations. The Company has retained all of its existing right, title and interest in and to any and all of Company’s assets that are not Transferred Assets. The aggregate cash purchase price was $31.8 million, adjusted for working capital plus the Company has the right to receive a $2 million milestone payment if a specified regulatory clearance is obtained by September 30, 2014 or $1 million if that regulatory clearance is obtained after September 30, 2014 and on or before December 31, 2014, and $2 million if recognized net revenue of the Business in 2014 equals or exceeds a specified revenue target. The purchase price is subject to a post-closing working capital adjustment.

At the closing, $1.5 million of the purchase price was deposited in escrow to secure the Company’s indemnification obligations and any working capital adjustment. On May 30, 2015, $500,000 (less any claims paid under the escrow agreement) is scheduled to be released to the Company and the remaining escrow is scheduled to be released on the 18th month anniversary of closing, subject to any unresolved claims. Pursuant to the Purchase Agreement, the Company has certain indemnification obligations for potential breaches of representations and warranties made by the Company, each of which survives for a period of 18 months, and also for the covenants and obligations set forth in the Purchase Agreement and for the satisfaction of all excluded liabilities. The Company is not required to make any indemnification payments with regards to its representations and warranties until aggregate damages exceed $250,000. The Company’s maximum indemnification liability is capped at $3.5 million subject to a limited exception for a retained liability. BioSciences also has certain indemnification obligations for potential breaches of representations and warranties made by BioSciences, for the covenants and obligations set forth in the Purchase Agreement and for the satisfaction of its assumed liabilities.

In connection with entering into the Purchase Agreement the Company also concurrently entered into a License Agreement with BioSciences (the “License Agreement”) pursuant to which the Company granted BioSciences a worldwide, non-exclusive, royalty-free, fully-paid license, without the right to sublicense, with respect to its intellectual property, to make, use, sell and import products and perform services in operation of the Transferred Assets in the bioscience business. Pursuant to the terms of the License Agreement, BioSciences granted the Company a worldwide, non-exclusive, royalty-free, fully-paid license, without the right to sublicense, with respect to the intellectual property purchased by BioSciences in the transaction described herein for the Company’s use in the Company’s molecular diagnostic laboratory business.

In accordance with the Purchase Agreement, the Company and BioSciences entered into a Supply Agreement (the “Supply Agreement”), pursuant to which BioSciences agreed to supply and the Company agreed to purchase mass spectrometry analytical instruments and related instruments, software, reagents and consumables for use in the Company’s molecular diagnostic laboratory business for mutually-agreed upon prices to be paid by the Company to BioSciences, for an initial term.

In accordance with the Purchase Agreement, the Company and BioSciences entered into a Transition Services Agreement (the “Transition Services Agreement”), pursuant to which the Company agreed to provide certain services to BioSciences until December 31, 2014, unless the Transition Services Agreement is earlier terminated. Under the terms of the Transition Services Agreement, the Company will not charge Biosciences for the services rendered thereunder, however, Biosciences will reimburse the Company for certain third party charges and out-of-pocket costs that may be incurred by the Company.

Pursuant to the terms of the Purchase Agreement, the Company and BioSciences entered into a Non-Competition and Non-Solicitation Agreement (the “Non-Competition Agreement”), which restricts the Company’s global activities in the Business for a period of five years. The Non-Competition Agreement also restricts the Company from soliciting for employment or hiring any BioSciences officer or employee that works in BioSciences’ bioscience operations for a period of three years. In addition, the Non-Competition Agreement restricts the Company’s persuasion of any supplier or customer of the Business to terminate or alter its relationship with BioSciences.

The foregoing descriptions of the terms of the Purchase Agreement, the License Agreement and the Supply Agreement are qualified in their entirety by reference to the Purchase Agreement, the License Agreement and the Supply Agreement, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2014.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Quarterly Report on Form 10-Q and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The required unaudited pro forma condensed consolidated financial information is included as Exhibit 99.1 hereto and incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Dated: June 3, 2014	By:	/s/ R. William Bowen
	Name:	R. William Bowen
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.